As filed with the Securities and Exchange Commission on May 15, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MainStreet Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	81-2871064
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10089 Fairfax Boulevard

Fairfax, VA 22030

(703) 481-4567

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeff W. Dick

Chairman and Chief Executive Officer

MainStreet Bancshares, Inc.

10089 Fairfax Boulevard

Fairfax, VA 22030

(703) 481-4567

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Edward B. Crosland, Jr., Esq.

Jones Walker LLP

1 M Street, SE

Suite 600

Washington, DC 20003-5125

(202) 203-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated May 15, 2026

PROSPECTUS

$125,000,000

MainStreet Bancshares, Inc.

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Units

We may offer and sell any combination of the securities listed above, in one or more offerings, up to a total dollar amount of $125,000,000 (or the equivalent in foreign currency or currency units). We may offer these securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more prospectus supplements. The debt securities, preferred stock and warrants may be convertible or exercisable or exchangeable for debt or equity securities of the Company or of one or more entities.

We will provide the specific terms of the securities offered in supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. Please read this prospectus, the applicable supplement and any related free writing prospectus, as well as any documents incorporated by reference in this prospectus or any prospectus supplement, carefully before you invest in any of our securities.

Our common stock is quoted on the NASDAQ Capital Market, under the symbol “MNSB.” On May 13, 2026, the last quoted sale price of our common stock was $22.44 per share. You are urged to obtain current market quotations of the common stock. The applicable prospectus supplement will contain information, where applicable, as to any listing on the NASDAQ Capital Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

The securities may be offered and sold on a continuous or delayed basis, through agents, dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

As of May 13, 2026, based on 6,369,745 shares of our common stock held by non-affiliates of the Company and the closing price of the shares on The NASDAQ Stock Market ($22.44 per share), the aggregate market value of our common stock held by non-affiliates was $142,937,075.

Investing in our securities involves risks. You should carefully consider the Risk Factors referred to on page 4 of this prospectus and set forth in the applicable prospectus supplement and in the documents incorporated or deemed incorporated by reference herein before making any decision to invest in our securities.

These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________, 2026

ABOUT THIS PROSPECTUS

Unless the context requires otherwise, in this prospectus, we use the terms “we,” “us,” “our” and the “Company” to refer to MainStreet Bancshares, Inc. and its subsidiary (unless the context indicates another meaning), and the term “Bank” to refer to MainStreet Bank (unless the context indicates another meaning).

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell, from time to time, in one or more offerings, any number of the securities described in this prospectus with a total aggregate principal amount or initial purchase price amount of $125,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering and the securities being offered. Each time we sell securities, we may also provide a free writing prospectus containing additional specific information about the securities being offered. You should read this prospectus, the prospectus supplement, any related free writing prospectus and the information incorporated by reference in this prospectus before making an investment in our securities. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for more information. If there is any inconsistency between the information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement and free writing prospectus, if applicable.

Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the securities offered under this prospectus and any prospectus supplement. The registration statement can be read at the SEC’s web site or at the SEC’s offices. The SEC’s website and street address are provided under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus and in any prospectus supplement or free writing prospectus that we may provide to you in connection with any offering of our securities described in this prospectus. We have not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should not assume that information contained in this prospectus, in any supplement to this prospectus, in any free writing prospectus, or in any document incorporated by reference is accurate as of any date other than the date on the front page of the document that contains the information, regardless of when this prospectus is delivered or when any sale of our securities occurs.

We may sell our securities to underwriters who will in turn sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents which we may designate from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

A prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to be received by the Company. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement or free writing prospectus, and the documents incorporated by reference herein or therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We are including this statement for the purpose of invoking those safe harbor provisions. Forward-looking statements often include the words “believes,” “continues,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would” and “could.” These forward-looking statements may include, among other things:

•	statements and assumptions relating to financial performance;
•	statements relating to the anticipated effects on results of operations or financial condition from recent or future developments or events;
•	statements relating to our business and growth strategies and our regulatory capital levels; and
•	any other statements, projections or assumptions that are not historical facts.

Forward-looking statements are necessarily based on estimates and assumptions that are indirectly subject to significant business, operational, economic and competitive uncertainties and contingencies, many of which are beyond our control, and many of which, with respect to future business decisions and actions (including acquisitions and divestitures) are subject to change. As a result, actual future results may differ materially from our forward-looking statements, and we qualify all forward-looking statements by various risks and uncertainties we face, some of which are beyond our control, as well as the assumptions underlying the statements, including, among others, the following factors:

•	general economic conditions, either nationally or in our market area, that are worse than expected;
•	competition among depository and other financial institutions, particularly intensified competition for deposits;
•	inflation and an interest rate environment that may reduce our margins or reduce the fair value of financial instruments;
•	adverse changes in the securities markets;
•	changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory structure and in regulatory fees and capital requirements;
•	the impact of significant changes in accounting procedures or requirements on our financial condition or results of operations;
•	our ability to enter new markets successfully and capitalize on growth opportunities;
•	our ability to successfully integrate acquired and newly organized entities;
•	changes in consumer spending, borrowing and savings habits;
•	changes in accounting policies and practices;
•	changes in our organization, compensation and benefit plans;
•	our ability to attract and retain key employees;
•	changes in our financial condition or results of operations that reduce capital;
•	changes in the financial condition or future prospects of issuers of securities that we own;

•

the concentration of our business in the Northern Virginia as well as the greater Washington, DC metropolitan area and the effect of changes in the economic, political and environmental conditions on those markets;

•	adequacy of or increases in our allowance for credit losses;
•	deterioration of our asset quality;
•	cyber threats, attacks or data security events;
•	reliance on third parties for key services;
•	future performance of our loan portfolio with respect to recently originated loans;
•	additional risks related to new lines of business, products, product enhancements or services;
•

results of examination of us by our regulators, including the possibility that our regulators may require us to increase our allowance for credit losses or to write-down assets or take other supervisory action;

•	the effectiveness of our internal controls over financial reporting and our ability to remediate any future material weakness in our internal controls over financial reporting;
•	liquidity, interest rate and operational risks associated with our business;
•	implications of our status as a smaller reporting company;
•	a work stoppage, forced quarantine, or other interruption or the unavailability of key employees;
•	volatility in the financial institution industry, including failures and/or rumors of possible failures of other financial institutions and actions by regulatory authorities in response thereto;
•	litigation or governmental actions;
•	impairment of a material asset;
•	federal layoffs and potential government contract terminations or non-renewals; and
•	possible income tax and accounting effects of recently enacted legislation.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements and the “Risk Factors” included in this prospectus, any accompanying prospectus supplement or free writing prospectus, and the documents incorporated by reference herein or therein. Additional information on these and other risk factors can be found, as applicable, in “Part I – Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2025.

Any forward-looking statements are based upon management’s beliefs and assumptions at the time they are made. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, unless otherwise required to do so by law or regulation. Actual results could differ, and expectations could change, possibly materially, because one or more factors, including those factors listed above, or in material incorporated by reference in this prospectus or any amendment or addendum. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed in this prospectus or in the documents incorporated by reference herein might not occur, and you should not put undue reliance on any forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information about issuers, including the Company, that file electronically with the SEC. You may read any documents we have filed with the SEC on the SEC’s website at www.sec.gov and our website at www.mstreetbank.com. Information on our website does not constitute part of and is not incorporated by reference in this prospectus or any prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be a part of this prospectus, and the information we later file with the SEC that is incorporated by reference in this prospectus will automatically update information previously contained in this prospectus and any incorporated document. Any statement contained in this prospectus or in a document incorporated by reference in this prospectus will be deemed modified or superseded to the extent that a later statement contained in this prospectus or in an incorporated document modifies or supersedes such earlier statement. We are not, however, incorporating by reference any document or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or 7.01 of Current Report on Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus incorporates by reference the documents listed below that we have filed with the SEC (excluding any portion of these documents that have been furnished to and deemed not to be filed with the SEC):

Report(s)	Period(s) of Report(s) or Date(s) Filed

●Annual Report on Form 10-K	For the fiscal year ended December 31, 2025 (including the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 17, 2026, incorporated by reference therein)

●Quarterly Reports on Form 10-Q	For the quarter ended March 31, 2026

●Current Reports on Form 8-K	Filed January 27, 2026; February 20, 2026; March 3, 2026; April 13, 2026; April 21, 2026; and April 24, 2026.

●Description of Company’s Securities	Registration Statement on Form 10 filed February 15, 2019, and amended on March 22, 2019, and Exhibit 4.3 in Annual Report on Form 10-K filed March 23, 2021

We also incorporate by reference any future documents we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any document or portion thereof that has been furnished to and deemed not to be filed with the SEC.

These documents are available without charge to you on the Internet at www.mstreetbank.com or if you call or write to: Investor Relations, MainStreet Bancshares, Inc., 10089 Fairfax Boulevard, Fairfax, Virginia 22030, or (703) 481-4567. Our periodic reports are also available on our website at www.mstreetbank.com. The reference to our website is not intended to be an active link, and the information on our website is not, and you must not consider the information to be, a part of this prospectus.

We have also filed a registration statement with the SEC relating to the securities offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information presented or incorporated by reference in the registration statement and its exhibits. You may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC as described above. The registration statement may contain additional information that may be important to you.

MAINSTREET BANCSHARES, INC.

The Company

MainStreet Bancshares, Inc. is a bank holding company incorporated under the laws of the Commonwealth of Virginia that owns 100% of MainStreet Bank and MainStreet Community Capital, LLC. The Company has elected to be a financial holding company in order to engage in a broader range of financial activities than are permitted for bank holding companies generally.

The Company is a registered bank holding company which is governed under the Bank Holding Company Act of 1956, as amended. As such, it is subject to inspection, examination, and supervision by the Board of Governors of the Federal Reserve System.

The Company’s executive offices are located at 10089 Fairfax Boulevard, Fairfax, Virginia. Our telephone number is (703) 481-4567, and our internet address is www.mstreetbank.com. The information contained on our website shall not be considered part of this prospectus, and the reference to our website does not constitute incorporation by reference of the information contained on the website.

The Bank

The Bank is a community commercial bank incorporated in and chartered by the Commonwealth of Virginia. The Bank is a member of the Federal Reserve Bank of Richmond, and its deposits are insured by the Federal Deposit Insurance Corporation (the “FDIC”). The Bank opened for business in 2004, and is headquartered in Fairfax, Virginia. We currently operate seven Bank branches; located in Herndon, Fairfax, McLean, Clarendon, Leesburg, and Middleburg, Virginia, and one in Washington D.C.

The Bank is focused on serving the borrowing, cash management and depository needs of retail customers, small to medium-sized businesses, and professionals. We believe we have a solid franchise that meets the financial needs of our clients and communities by providing an array of personalized products and services delivered by seasoned banking professionals with decisions made at the local level. We believe a significant customer base in our market prefers to do business with a local institution that has a local management team, a local Board of Directors and local founders, and that this customer base may not be satisfied with the responsiveness of larger regional banks. By providing quality services, coupled with the opportunities provided by the economies in our market area, we have generated and expect to continue to generate organic growth.

We service Northern Virginia as well as the greater Washington, D.C. metropolitan area. Our goal is to deliver a customized and targeted mix of products and services that meets or exceeds customer expectations. To accomplish this goal, we have deployed a premium operating system that gives customers access to up-to-date banking technology. These systems and our skilled staff have allowed us to compete aggressively with larger financial institutions. We believe the combination of sophisticated technology and personal service sets us apart from our competition. We strive to be the leading community bank in our market.

We offer a full range of banking services to individuals, small to medium-sized businesses and professional service organizations through both traditional and electronic delivery. We were the first community bank in the Washington, D.C. metropolitan area to offer a full online business banking solution, including remote check scanners on a business customer’s desktop. We offer mobile banking apps for iPhones, iPads and Android devices that provide for remote deposit of checks. In addition, we were the first bank headquartered in the Commonwealth of Virginia to offer CDARS, the Certificate of Deposit Account Registry Service, an innovative deposit insurance solution that provides FDIC insurance on deposits up to $50 million. We believe that enhanced electronic delivery systems and technology increase profitability through greater productivity and cost control, and allow us to offer new and better products and services.

Our products and services include: business and consumer checking, premium interest-bearing checking, business account analysis, savings, certificates of deposit and other depository services, as well as a broad array of commercial, real estate and consumer loans. Internet account access is available for all personal and business accounts, internet bill payment services are available on most accounts, and a robust online cash management system is available for business customers.

Nasdaq Listing

We were approved to list shares of our common stock on the Nasdaq Capital Market under our current symbol “MNSB” in 2019. We were approved to list our depositary shares on the Nasdaq Capital Market under the symbol “MNSBP” in 2020. Each depository share represents a 1/40th interest in a share of our 7.50% Series A Fixed-Rate Non-Cumulative Perpetual Preferred Stock.

RISK FACTORS

An investment in our securities involves significant risks. Before making an investment decision, you should carefully read and consider “Risk Factors” described under Item 1A in our most recent Annual Report on Form 10-K, and, as applicable, in our Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Exchange Act. You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein or therein. Additional risks and uncertainties not presently known to us or that we deem immaterial may also materially and adversely affect our business and operations. Please read “Special Note Regarding Our Forward-Looking Statements.”

REGULATORY CONSIDERATIONS

The Company is registered as a bank holding company and is subject to regulation by, and the supervision of, the Federal Reserve under the Bank Holding Company Act of 1956, as amended. The Bank is regulated and supervised by the Federal Reserve and the Virginia State Corporation Commission through its Virginia Bureau of Financial Institutions (the “Bureau”), and the Bank’s deposits are insured by the FDIC through the Deposit Insurance Fund. The Federal Reserve and the Bureau regulate and monitor operations of the Company and the Bank. We are required to file with the FDIC quarterly financial condition and performance reports. The Federal Reserve and the Bureau conduct periodic onsite and offsite examinations. We must comply with a wide variety of reporting requirements and banking regulations. The laws and regulations governing us generally have been promulgated to protect depositors and the federal deposit insurance fund and not to protect shareholders. Additionally, we must bear the cost of compliance with the reporting and regulations; these costs can be significant and may have an adverse effect on our financial performance.

Dividends from the Bank are the primary source of funds for payment of dividends to the Company’s shareholders, and as a Virginia-chartered bank, the Bank is subject to restrictions on the amount of dividends it may pay to the Company. For a discussion of the various limitations on the ability of the Bank to pay dividends to the Company and on the ability of the Company to pay dividends to its shareholders, please refer to the Item 1 “Business” section in our Annual Report on Form 10-K for the year ended December 31, 2025, and to the subsequent reports we have filed with the SEC, which are incorporated by reference in this prospectus.

Depository institutions, such as the Bank, also are affected by various federal and state laws, including those relating to consumer protection and similar matters. For a discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries and specific information relevant to us, please refer to the Item 1 “Business” section in our Annual Report on Form 10-K for the year ended December 31, 2025, and to the subsequent reports we have filed with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended for the protection of depositors and the Federal Deposit Insurance Fund and not for the protection of the Company’s security holders.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes. General corporate purposes may include, among other purposes, contribution to the capital of the Bank to support its lending and investing activities; the repayment of our debt; to support or fund acquisitions of other institutions or branches, if opportunities for such transactions become available; and investments in activities that are permitted for bank holding companies. We may temporarily invest funds that we do not immediately need for these purposes in investment securities or use them to make payments on our borrowings. The applicable prospectus supplement will provide details on the use of proceeds of any specific offering.

SECURITIES WE MAY OFFER

The securities that may be offered from time to time through this prospectus are:

•	common stock;
•	preferred stock, which we may issue in one or more series;
•	depositary shares representing a fractional interest in a share of preferred stock;
•	senior or subordinated debt securities, which we may issue in one or more series;
•	warrants entitling the holders to purchase common stock, preferred stock or debt securities; and
•	units consisting of two or more of the other securities described in this prospectus.

We will describe the terms of particular securities that we may offer in the future in a prospectus supplement and, if necessary, a free writing prospectus, that we will deliver with this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. In each prospectus supplement or free writing prospectus we will include, if relevant and material, the following information:

•	type and amount of securities that we propose to sell;
•	initial public offering price of the securities;
•	maturity;

•	original issue discount, if any;
•	rates and times of payment of interest, dividends or other payments, if any;
•	redemption, conversion, exercise, exchange, settlement or sinking fund terms, if any;
•	ranking as to priority of payment upon liquidation or right to payment of dividends;
•	voting or other rights, if any;
•

conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;

•	names of the underwriters, agents or dealers, if any, through or to which we will sell the securities;
•	compensation, if any, of those underwriters, agents or dealers;
•	details regarding over-allotment options, if any;
•	net proceeds to us;
•	information about any securities exchange or automated quotation system on which the securities will be listed or traded;
•	material United States federal income tax considerations applicable to the securities;
•	any material risk factors associated with the securities; and
•	any other material information about the offer and sale of the securities.

In addition, the applicable prospectus supplement and any related free writing prospectus may add, update or change the information contained in this prospectus or in the documents we have incorporated by reference.

DESCRIPTION OF OUR CAPITAL STOCK

The following summary is a description of the material terms of our capital stock. This summary is not meant to be complete and is qualified by reference to the applicable provisions of the Virginia Stock Corporation Act and the Articles of Incorporation and Bylaws of the Company, each as amended. You are urged to read those documents carefully. Copies of the Articles of Incorporation and Bylaws of the Company are incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

The following descriptions of our common and preferred stock are summaries and do not purport to be complete. They are subject to and qualified in their entirety by reference to our Restated Articles of Incorporation (the “Articles of Incorporation”) and our Bylaws (the “Bylaws”). We encourage you to read our Articles of Incorporation, our Bylaws and the applicable provisions of Virginia State Corporation Act for additional information.

Authorized Capitalization

As of May 13, 2026 our authorized capital stock consisted of:

●	15,000,000 shares of common stock, par value $4.00 per share, of which 7,117,438 shares were outstanding; and
●

2,000,000 shares of preferred stock, par value $1.00 per share, of which 28,750 shares of 7.50% Series A Fixed-Rate Non-Cumulative Perpetual Preferred Stock (“Series A Preferred Stock”) were outstanding.

Our Board of Directors may issue shares of our capital stock from time to time for such consideration as the Board of Directors may deem advisable without further shareholder approval, subject to the maximum number of authorized shares provided in our Articles of Incorporation. Our capital stock is non-withdrawable capital, is not an insurable account and is not insured by the FDIC.

As of the date of this prospectus, we had two classes of securities registered under Section 12 of the Exchange Act, our common stock and our Depositary Shares (each representing a 1/40th interest in a share of Series A Preferred Stock).

Registrar and Transfer Agent

Equiniti Trust Company, LLC serves as our registrar and transfer agent.

Common Stock

Dividend Rights. We may pay dividends on our common stock as declared from time to time by the Board of Directors out of funds legally available for the payment of dividends, subject to certain restrictions imposed by federal and state laws. The holders of common stock are entitled to receive and share equally in any dividends as may be declared by the Board of Directors.

Voting Rights. In all elections of directors, each shareholder has the right to cast one vote for each share of common stock owned by him or her and is entitled to vote for as many persons as there are directors to be elected. Our shareholders do not have cumulative voting rights. On any other question to be determined by a vote of shares at any meeting of shareholders, each shareholder shall be entitled to one vote for each share of common stock owned by him or her and entitled to vote. Unless otherwise required by the Virginia Stock Corporation Act or our Articles of Incorporation, one-third of the votes entitled to be cast on a matter by a voting group at a shareholder meeting shall constitute a quorum.

Preemptive Rights. Holders of our common stock have no preemptive rights.

Calls and Assessments. All of our common stock outstanding is fully paid and nonassessable.

Liquidation Rights. Upon our liquidation, dissolution or winding up, whether voluntary or involuntary, holders of our common stock are entitled to share ratably, after satisfaction in full of all of our liabilities (including deposit liabilities), in all of our remaining assets available for distribution. If preferred stock is issued, holders of preferred stock may have a priority over the holders of the Company’s common stock in the event of liquidation or dissolution.

Preferred Stock

The complete terms of the preferred stock will be contained in a prospectus supplement and in the applicable amendment to our Articles of Incorporation creating one or more series of preferred stock that may be adopted by our Board of Directors in the future. You should read the applicable amendment to our Articles of Incorporation and the prospectus supplement, which will contain additional information, and which may update or modify some of the information below.

Our Board of Directors is authorized to issue up to 2,000,000 shares of preferred stock, in one or more series, without shareholder approval. As of May 13, 2026, there were 28,750 shares of Series A Preferred Stock issued and outstanding. For a description of our Series A Preferred Stock and our related Depositary Shares, see “Description of Our Outstanding Series A Preferred Stock” and “Description of Our Outstanding Depositary Shares” below.

Our Board of Directors has the discretion to determine the designations, rights, preferences, privileges, qualifications and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges, liquidation preferences and sinking fund terms, of each series of preferred stock, any or all of which may be greater than the rights of the common stock.

Authority is expressly vested in the Board of Directors to divide the preferred stock into and issue the same in series and, to the fullest extent permitted by law, to fix and determine the preferences, limitations and relative rights of the shares of any series so established, and to provide for the issuance thereof. Prior to the issuance of any share of a series of preferred stock, the Board of Directors will establish the series by adopting an amendment of the Articles of Incorporation setting forth the designation and number of shares of the series and the preferences, limitations and relative rights thereof, and the Company will file with the State Corporation Commission of the Commonwealth of Virginia articles of amendment as required by law, and the State Corporation Commission will issue a certificate of amendment.

The issuance of any preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. The ability of our Board of Directors to issue preferred stock could discourage, delay or prevent a takeover or other corporate action.

The terms of any particular series of preferred stock will be described in a prospectus supplement relating to that particular series of preferred stock, including, where applicable:

•	the designation, stated value and liquidation preference of such series of preferred stock and the number of shares offered;
•	the offering price;
•

the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

•	any redemption or sinking fund provisions;
•	the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding-up;
•

the terms and conditions, if any, on which shares of such series shall be convertible or exchangeable for shares of our stock of any other class or classes, such as our common stock, or other series of the same class;

•	the voting rights, if any, of shares of such series;
•	the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;
•

the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any subsidiary, of the common stock or of any other class of our shares ranking junior to the shares of such series as to dividends or upon liquidation;

•

the conditions and restrictions, if any, on the creation of indebtedness of us or of any subsidiary, or on the issuance of any additional stock ranking on a parity with or senior to the shares of such series as to dividends or upon liquidation; and

•	any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such series of preferred stock.

Unless otherwise specified in the applicable prospectus supplement, each series of preferred stock will, upon issuance, rank senior to the common stock and on a parity in all respects with each other outstanding series of preferred stock. The rights of the holders of our preferred stock will be subordinate to those of our general creditors. The description of any series of preferred stock that may be issued is qualified by reference to the provisions of the applicable certificate of amendment establishing the terms of such series.

The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

Provisions That May Affect Change of Control

Our Articles of Incorporation and the Virginia Stock Corporation Act contain certain provisions designed to enhance the ability of the Board of Directors to deal with attempts to acquire control of the Company. These provisions and the ability to set the voting rights, preferences and other terms thereof may be deemed to have an anti-takeover effect and may discourage takeover attempts that have not been approved by the Board of Directors (including takeovers that certain shareholders may deem to be in their best interests). To the extent that such takeover attempts are discouraged, temporary fluctuations in the market price of our common stock resulting from actual or rumored takeover attempts may occur. These provisions also could discourage or make more difficult a merger, tender offer, proxy contest or similar transaction, even though such transaction may be favorable to the interests of shareholders and could potentially adversely affect the market price of our common stock.

The following briefly summarizes protective provisions that are contained in our Articles of Incorporation or provided by the Virginia Stock Corporation Act. This summary is necessarily general and is not intended to be a complete description of all the features and consequences of those provisions and is qualified in its entirety by reference to our Articles of Incorporation and the Virginia Stock Corporation Act.

Supermajority Approval of Certain Actions. Our Articles of Incorporation require a supermajority of 80% or more of all votes entitled to be cast for shareholder approval of certain actions, unless at least two-thirds of the Board of Directors has approved and recommended the action. Items subject to this supermajority provision include amendments of our Articles of Incorporation, approval of plans of merger or share exchange, asset sales of all or substantially all of the Company’s assets other than in the regular course of business and plans of dissolutions. If at least two-thirds of our Board of Directors has approved and recommended one of the above actions, a simple majority vote of the shareholders is required to approve the matter.

The provisions in our Articles of Incorporation and the Virginia Stock Corporation Act could tend to make an acquisition of the Company more difficult to accomplish without the cooperation or favorable recommendation of our Board of Directors.

Staggered Board of Directors. According to our Bylaws, our Board of Directors must have a minimum of five members and a maximum of 15 members. Our Board consists of three groups, each of which serves three-year terms, with the term of office of one group expiring each year. According to our Articles of Incorporation and Bylaws, a director may be removed with or without cause by the affirmative vote of a majority in interest of shareholders present at a meeting where a quorum is in attendance.

Future Issuance of Preferred Stock. The Company is unable to determine the effects of any future issuance of a series of preferred stock, other than our Series A Preferred Stock, on the rights of its shareholders until the Board of Directors determines the rights of the holders of such series. However, such effects might include: (i) a preference in the payment of dividends to holders of preferred stock; (ii) dilution of voting power in the event that the holders of shares of preferred stock are given voting rights; (iii) dilution of the equity interests and voting power of holders of common stock if the preferred stock is converted into common stock; (iv) a liquidation preference above the holders of common stock; and (v) prevention of mergers with or business combinations by the Company and discouragement of possible tender offers for shares of the Company’s common stock.

See “Description of Our Outstanding Series A Preferred Stock” and “Description of Our Outstanding Depositary Shares” regarding preferences associated with such shares.

Virginia Stock Corporation Act. Articles 14 and 14.1 of the Virginia Stock Corporation Act contain provisions regarding affiliated transactions and control share acquisitions. Both the affiliated transactions statute and the control share acquisitions statute apply to Virginia corporations with more than 300 shareholders of record. As of May 13, 2026, we had approximately 220 shareholders of record. While Articles 14 and 14.1 of the Virginia Stock Corporation Act do not currently apply to the Company, at such time as the number of our shareholders of record exceeds 300, these provisions could have an anti-takeover effect, thereby reducing the control premium that might otherwise be reflected in the value of our common stock. Although Virginia corporations are permitted to opt out of these provisions, we have not done so. Below is a summary of the key provisions of these Articles. You should read the actual provisions of the Virginia Stock Corporation Act for a complete understanding of the restrictions that these provisions place on affiliated transactions and control share acquisitions.

Affiliated Transactions Statute. Article 14 of the Virginia Stock Corporation Act governs “affiliated transactions,” or transactions between a Virginia corporation and an “interested shareholder.” “Interested shareholders” are holders of more than 10% of any class of a corporation’s outstanding voting shares. Subject to certain exceptions discussed below, the affiliated transactions statute requires that, for three years following the date upon which any shareholder becomes an interested shareholder, any affiliated transaction must be approved by the affirmative vote of holders of two-thirds of the outstanding shares of the corporation entitled to vote, other than the shares beneficially owned by the interested shareholder, and by a majority (but not less than two) of the “disinterested directors.” The affiliated transactions statute defines a disinterested director as a member of a corporation’s board of directors who either (i) was a member before the later of January 1, 1988 or the date on which an interested shareholder became an interested shareholder or (ii) was recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the disinterested directors then on the corporation’s board of directors. At the expiration of the three-year period after a shareholder becomes an interested shareholder, these provisions require that any affiliated transaction be approved by the affirmative vote of the holders of two-thirds of the outstanding shares of the corporation entitled to vote, other than those beneficially owned by the interested shareholder.

The principal exceptions to the special voting requirement apply to affiliated transactions occurring after the three-year period has expired and require either that the affiliated transaction be approved by a majority of the corporation’s disinterested directors or that the transaction satisfy specific statutory fair price requirements. In general, the fair price requirements provide that the shareholders must receive for their shares the higher of: (i) the highest per share price paid by the interested shareholder for his or its shares during the two-year period prior to becoming an interested shareholder, or (ii) the fair market value of the shares. The fair price requirements also require that, during the three years preceding the announcement of the proposed affiliated transaction, all required dividends have been paid and no special financial accommodations have been accorded the interested shareholder, unless approved by a majority of the disinterested directors.

Control Share Acquisitions Statute. With specific enumerated exceptions, Article 14.1 of the Virginia Stock Corporation Act applies to acquisitions of shares of a corporation which would result in an acquiring person’s ownership of the corporation’s shares entitled to be voted in the election of directors falling within any one of the following ranges: 20% to 33 1/3%, 33 1/3% to 50% or 50% or more. Shares that are the subject of a control share acquisition will not be entitled to voting rights unless the holders of a majority of the “disinterested shares” vote at an annual or special meeting of shareholders of the corporation to accord the control shares with voting rights. Disinterested shares are those outstanding shares entitled to be voted that are not owned by the acquiring person or by officers and inside directors of the target company. Under specific circumstances, the control share acquisitions statute permits an acquiring person to call a special shareholders’ meeting for the purpose of considering granting voting rights to the holders of the control shares. As a condition to having this matter considered at either an annual or special meeting, the acquiring person must provide shareholders with detailed disclosures about his or its identity, the method and financing of the control share acquisition and any plans to engage in specific transactions with, or to make fundamental changes to, the corporation, its management or business. Under specific circumstances, the control share acquisitions statute grants dissenters’ rights to shareholders who vote against granting voting rights to the control shares. Among the acquisitions specifically excluded from the control share acquisitions statute are acquisitions that are a part of certain negotiated transactions to which the corporation is a party and which, in the case of mergers or share exchanges, have been approved by the corporation’s shareholders under other provisions of the Virginia Stock Corporation Act.

DESCRIPTION OF OUTSTANDING SERIES A PREFERRED STOCK

General

In September 2020, we issued an aggregate 1,150,000 depositary shares, each representing a 1/40th ownership interest in a share of 7.50% Series A Fixed-Rate Non-Cumulative Preferred Stock, par value $1.00 per share, with a liquidation preference of $1,000 per share of the Series A Preferred Stock (equivalent to $25 per depositary share) and an aggregate liquidation preference of $28,750,000, all of which were outstanding as of May 13, 2026. The depositary is the sole holder of shares of the Series A Preferred Stock. The holders of depositary shares are required to exercise their proportional rights in the Series A Preferred Stock through the depositary.

Shares of the Series A Preferred Stock rank senior to our common stock and at least equally with each other series of Series A Preferred Stock we may issue if provided for in the articles of amendment relating to such Series A Preferred Stock or otherwise (except for any senior stock that may be issued with the requisite consent of the holders of the Series A Preferred Stock and all other parity stock, if any), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up of the Company. In addition, we will generally be able to pay dividends and distributions upon liquidation, dissolution or winding up only out of lawfully available assets for such payment (after satisfaction of all claims for indebtedness and other non-equity claims). Further, the Series A Preferred Stock may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation, or similar proceeding.

The Series A Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company. The Series A Preferred Stock has no stated maturity and is not subject to any sinking fund or other obligation of the Company to redeem or repurchase the Series A Preferred Stock.

We reserve the right to re-open this series and issue additional shares of the Series A Preferred Stock either through public or private sales at any time and from time to time, which may or may not involve additional depositary shares. The additional shares would form a single series with the Series A Preferred Stock. In addition, we may from time to time, without notice to or consent of holders of the Series A Preferred Stock or the depositary shares, issue additional shares of Series A Preferred Stock that rank equally with or junior to the Series A Preferred Stock.

Dividends

General. Dividends on the Series A Preferred Stock are not cumulative. If our Board of Directors or a duly authorized committee of our Board of Directors does not declare a dividend on the Series A Preferred Stock in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date, or be cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not our Board of Directors or a duly authorized committee of our Board of Directors declares a dividend on the Series A Preferred Stock for any subsequent dividend period. A dividend period is each period from and including a dividend payment date to, but excluding, the next dividend payment date. Dividends payable on the Series A Preferred Stock are computed on the basis of a 360-day year consisting of twelve 30-day months.

Holders of the Series A Preferred Stock are entitled to receive, when, as, and if declared by our Board of Directors or a duly authorized committee of our Board of Directors out of assets legally available for the payment of dividends under Virginia law, non-cumulative cash dividends based on the liquidation preference of the Series A Preferred Stock at a rate equal to 7.50% per annum for each quarterly dividend period from the original issue date through the redemption date of the Series A Preferred Stock, if any. In the event that we issue additional shares of Series A Preferred Stock, dividends on such shares will accrue from the original issue date of such additional shares or any other date we specify at the time such additional shares are issued.

If declared by our Board of Directors or a duly authorized committee of our Board of Directors, we will pay dividends on the Series A Preferred Stock quarterly in arrears, on March 30, June 30, September 30 and December 30 of each year (each such date, a “dividend payment date”). If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next business day without any adjustment to the amount of dividends paid. A business day means any weekday that is not a legal holiday in New York, New York, and that is not a day on which banking institutions in New York, New York, are closed.

Dividends are payable to holders of record of the Series A Preferred Stock as they appear on our stock register on the applicable record date, which is the 15th calendar day before the applicable dividend payment date, or such other record date, not exceeding 30 calendar days before the applicable payment date, as shall be fixed by our Board of Directors or a duly authorized committee of our Board of Directors. The corresponding record dates for the depositary shares are the same as the record dates for the Series A Preferred Stock.

The Company’s ability to pay dividends on the Series A Preferred Stock depends on the ability of the Bank to pay dividends to the Company. The ability of the Company and the Bank to pay dividends in the future is subject to bank regulatory requirements and capital adequacy rules and policies established by the Bureau and the Federal Reserve. In particular, dividends on the Series A Preferred Stock may not be declared, paid or set aside for payment if and to the extent such dividends would cause us to fail to comply with applicable laws and regulations, including capital adequacy rules applicable to us. The Federal Reserve also has the authority to prohibit or to limit the payment of dividends by a banking organization under its jurisdiction if, in the Federal Reserve’s opinion, the organization is engaged in or is about to engage in an unsafe or unsound practice.

Priority of Dividends. The Series A Preferred Stock will rank junior as to payment of dividends to any class or series of our Series A Preferred Stock that we may issue in the future that is expressly stated to be senior to the Series A Preferred Stock. If at any time we do not pay, on the applicable dividend payment date, accrued dividends on any shares that rank senior in priority to the Series A Preferred Stock with respect to dividends, we may not pay any dividends on the Series A Preferred Stock or repurchase, redeem, or otherwise acquire for consideration any shares of Series A Preferred Stock until we have paid, or set aside for payment, the full amount of the unpaid dividends on the shares that rank senior in priority with respect to dividends that must, under the terms of such shares, be paid before we may pay dividends on, repurchase, redeem, or otherwise acquire for consideration, the Series A Preferred Stock. As of May 13, 2026, there were no other shares of Series A Preferred Stock issued and outstanding.

So long as any share of Series A Preferred Stock remains outstanding, unless, in each case, the full dividends for the preceding dividend period on all outstanding shares of the Series A Preferred Stock have been paid in full or declared and a sum sufficient for the payment thereof has been set aside for payment:

●

no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any junior stock (other than (i) a dividend payable solely in junior stock or (ii) any dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under any such plan);

●

no shares of junior stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (i) as a result of a reclassification of junior stock for or into other junior stock, (ii) the exchange or conversion of one share of junior stock for or into another share of junior stock, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock, (iv) purchases, redemptions or other acquisitions of shares of junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan, (vi) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, or (vii) the acquisition by us or any of our subsidiaries of record of ownership in junior stock for the beneficial ownership of any other persons (other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us; and

●

no shares of parity stock, if any, shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (i) pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series A Preferred Stock and such parity stock, if any, (ii) as a result of a reclassification of parity stock for or into other parity stock, (iii) the exchange or conversion of parity stock for or into other parity stock or junior stock, (iv) through the use of the proceeds of a substantially contemporaneous sale of other shares of parity stock, (v) purchases of shares of parity stock pursuant to a contractually binding requirement to buy parity stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan, (vi) the purchase of fractional interests in shares of parity stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, or (vii) the acquisition by us or any of our subsidiaries of record of ownership in parity stock for the beneficial ownership of any other persons (other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us.

We will not declare or pay or set apart funds for the payment of dividends on any parity stock, unless we have paid or set apart funds for the payment of dividends on the Series A Preferred Stock. When dividends are not paid in full upon shares of Series A Preferred Stock and parity stock, if any, all dividends declared upon shares of Series A Preferred Stock and parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share on the Series A Preferred Stock, and accrued dividends, including any accumulations, if any, on parity stock, if any, bear to each other.

“Junior stock” means our common stock and any other class or series of stock of the Company hereafter authorized over which the Series A Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company. As of May 13, 2026, our common stock was the only series of junior stock outstanding.

“Parity stock” means any other class or series of stock of the Company that ranks on a parity with the Series A Preferred Stock with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up of the Company. As of May 13, 2026, there was no series of parity stock outstanding.

“Senior stock” means any other class or series of stock of the Company ranking senior to the Series A Preferred Stock with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up of the Company. As of May 13, 2026, there were no series of senior stock outstanding.

Subject to the considerations described above, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by our Board of Directors or a duly authorized committee of our Board of Directors, may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series A Preferred Stock from time to time out of any assets legally available for such payment, and the holders of Series A Preferred Stock shall not be entitled to participate in any such dividend.

Redemption

The Series A Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. Neither the holders of Series A Preferred Stock nor holders of depositary shares have the right to require the redemption or repurchase of the Series A Preferred Stock.

We may, at our option and subject to any required regulatory approval, redeem the Series A Preferred Stock (i) in whole or in part, from time to time, on any dividend payment date on or after September 30, 2025, or (ii) in whole, but not in part, at any time within 90 days following a “regulatory capital treatment event,” in either case at a redemption price equal to $1,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends on the shares of Series A Preferred Stock called for redemption up to the redemption date.

A “regulatory capital treatment event” means the good faith determination by the Company that, as a result of any:

●

amendment to, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series A Preferred Stock;

●	proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any share of Series A Preferred Stock; or
●

official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series A Preferred Stock;

there is more than an insubstantial risk that the Company will not be entitled to treat the full liquidation value of the shares of Series A Preferred Stock then outstanding as “Tier 1 capital” (or its equivalent) for purposes of the Federal Reserve’s capital adequacy rules (or, as and if applicable, the capital adequacy rules of any successor federal banking regulator or agency), as then in effect and applicable, for as long as any share of Series A Preferred Stock is outstanding.

We are a financial holding company regulated by the Federal Reserve. We intend to treat the Series A Preferred Stock as “additional tier 1 capital” (or its equivalent) for purposes of the capital adequacy rules of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor federal banking agency) applicable to us.

If shares of the Series A Preferred Stock are to be redeemed, the notice of redemption shall be sent to the holders of record of the Series A Preferred Stock to be redeemed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the depositary shares representing the Series A Preferred Stock are held in book-entry form through The Depository Trust Company (“DTC”), we may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth:

●	the redemption date;
●

the number of shares of Series A Preferred Stock to be redeemed and, if fewer than all the shares held by the holder are to be redeemed, the number of shares of Series A Preferred Stock to be redeemed from the holder;

●	the redemption price;
●	the place or places where the certificates evidencing shares of Series A Preferred Stock, if applicable, are to be surrendered for payment of the redemption price; and
●	that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accrue on the redemption date.

Upon the redemption date, dividends will cease to accrue on shares of Series A Preferred Stock, and such shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price plus any declared and unpaid dividends on the shares of Series A Preferred Stock called for redemption up to the redemption date.

In case of any redemption of only part of the shares of the Series A Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata or by lot. Subject to the provisions hereof, our Board of Directors or a duly authorized committee of our Board of Directors shall have full power and authority to prescribe the terms and conditions upon which shares of the Series A Preferred Stock shall be redeemed from time to time.

Under the Federal Reserve’s capital adequacy rules applicable to bank holding companies, any redemption of the Series A Preferred Stock is subject to prior approval by the Federal Reserve. Any redemption of the Series A Preferred Stock is subject to our receipt of any required prior approval by the Federal Reserve and to the satisfaction of any conditions set forth in the capital adequacy rules of the Federal Reserve applicable to redemption of the Series A Preferred Stock.

Neither the holders of the Series A Preferred Stock nor the holders of the related depositary shares have the right to require the redemption or repurchase of the Series A Preferred Stock. Any notice of redemption, once given, shall be irrevocable.

Liquidation Rights

In the event that we voluntarily or involuntarily liquidate, dissolve or wind-up our business and affairs, holders of the Series A Preferred Stock will be entitled to receive a liquidating distribution of $1,000 per share of the Series A Preferred Stock (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends, out of assets legally available for distribution to our shareholders, before we make any distribution of assets to the holders of our common stock or any other class or series of shares ranking junior to the Series A Preferred Stock. Holders of the Series A Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidating distribution.

In any such distribution, if the assets of the Company are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of the Series A Preferred Stock and all holders of parity stock, if any, as to such distribution with the Series A Preferred Stock, the amounts paid to the holders of Series A Preferred Stock and the holders of parity stock, if any, will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of Series A Preferred Stock and parity stock, if any, the holders of our junior stock shall be entitled to receive all remaining assets of the Company according to their respective rights and preferences.

In addition, we will generally be able to pay dividends and distributions upon liquidation, dissolution or winding up only out of lawfully available assets for such payment (after satisfaction of all claims for indebtedness and other non-equity claims). Further, the Series A Preferred Stock may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation, or similar proceeding.

Our merger or consolidation with any other entity, including a merger or consolidation in which the holders of Series A Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of the Company for cash, securities or other property, shall not constitute a liquidation, dissolution or winding up of the Company.

Because we are a holding company, our rights and the rights of our creditors and our shareholders, including the holders of the Series A Preferred Stock, to participate in the assets of any subsidiary, including the Bank, upon that subsidiary’s liquidation or recapitalization may be subject to the prior claims of that subsidiary’s creditors, including deposits, except to the extent that we are a creditor with recognized claims against the subsidiary.

Voting Rights

Except as provided below, the holders of the Series A Preferred Stock have no voting rights.

Right to Elect Two Directors upon Nonpayment of Dividends. If we fail to pay, or declare and set apart for payment, dividends on outstanding shares of the Series A Preferred Stock for six quarterly dividend periods, whether or not consecutive (a “Nonpayment”), the number of members of our Board of Directors shall be increased by two, and the holders of outstanding shares of the Series A Preferred Stock, voting as a single class with the holders of shares of any equally ranked series of Series A Preferred Stock for which dividends have not been paid and upon which voting rights have been conferred and are exercisable (“Voting Parity Stock”) shall be entitled to vote for the election of two additional members of the Board of Directors (the “Series A Preferred Stock Directors”), with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series. At any time after such voting power has vested, the holders of the Series A Preferred Stock shall have the right, voting as a single class together with the holders of Voting Parity Stock (if any), to elect two Series A Preferred Stock Directors at a special meeting called upon the written request of the holders of record of at least 20% of the outstanding shares of the Series A Preferred Stock or any series of Voting Parity Stock (unless such request is received by us less than 90 days before the date publicly announced for our next annual meeting or fixed for a special meeting of shareholders, in which event such election shall be held at such upcoming annual or special meeting of the shareholders); provided that at no time shall our Board of Directors include more than two Series A Preferred Stock Directors, and provided further that any election of Series A Preferred Stock Directors would not cause us to violate the corporate governance requirements of the Nasdaq Capital Market (or any other exchange on which our securities may be listed) regarding the independence of directors or other similar requirements. Notice for any such special meeting will be given in a similar manner to that provided in the Company’s Bylaws for a special meeting of shareholders of the Company.

The Series A Preferred Stock Directors elected at any such special meeting or annual meeting will hold office until our next annual meeting of shareholders unless their term has been previously terminated as described below. In case any vacancy occurs among the Series A Preferred Stock Directors, a successor will be elected by the Board of Directors to serve until the next annual meeting of shareholders upon the nomination by the remaining Series A Preferred Stock Director or, if no Series A Preferred Stock Director remains in office, by the vote of the holders of record of the outstanding shares of Series A Preferred Stock and any series of Voting Parity Stock, voting as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series. Each of the two Series A Preferred Stock Directors shall each be entitled to one vote per director on any matter.

Upon payment in full of continuous noncumulative dividends on the Series A Preferred Stock for a period of one year following a Nonpayment, the terms of the two Series A Preferred Stock Directors elected as set forth above shall immediately terminate, the number of directors shall be reduced by two, and the voting rights described above shall cease, subject to revesting of such voting rights in the event of any future Nonpayment. In addition, if and when the rights of holders of Series A Preferred Stock terminate for any reason, such voting rights shall terminate along with the other rights (except, if applicable, the right to receive the redemption price plus any declared and unpaid dividends), and the terms of any Series A Preferred Stock Directors shall terminate automatically and the number of directors shall be reduced by two, assuming that the rights of holders of such Voting Parity Stock have similarly terminated.

Under the regulations of the Federal Reserve, if the holders of any series of preferred stock are or become entitled to vote separately for the election of directors as a class, such series, along with any other holders of stock that are entitled to vote for the election of directors with that series, will be deemed a class of voting securities. A company holding 25% or more of that class, or less if it otherwise exercises a “controlling influence” over us, will be subject to regulation as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). In addition, at the time the series is deemed a class of voting securities, any other bank holding company will be required to obtain the prior approval of the Federal Reserve under the BHC Act to acquire or retain more than 5% of that class. Any other person (other than a bank holding company) will be required to obtain the non-objection of the Federal Reserve under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of that class.

Other Voting Rights. So long as any shares of Series A Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Series A Preferred Stock, voting separately as a class, shall be required to:

●

authorize or increase the authorized amount of, or issue shares of, any class or series of senior stock, or issue any obligation or security convertible into or evidencing the right to purchase any such shares of senior stock;

●

amend the provisions of our Restated Articles of Incorporation, as amended (“Articles of Incorporation”), so as to adversely affect the powers, preferences, privileges or rights of the Series A Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Series A Preferred Stock or authorized common stock or preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with or junior to the Series A Preferred Stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Company will not be deemed to adversely affect the powers, preferences, privileges or rights of the Series A Preferred Stock; or

●

consummate a binding share-exchange or reclassification involving the Series A Preferred Stock, or a merger or consolidation with or into another entity unless (i) the shares of the Series A Preferred Stock remain outstanding or are converted into or exchanged for preferred securities of the surviving entity and (ii) the shares of the remaining Series A Preferred Stock or the new preferred securities of the surviving entity have terms that are not materially less favorable than the Series A Preferred Stock.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed.

Voting Rights under Virginia Law. The Virginia Stock Corporation Act does not provide any additional voting rights to the holders of the Series A Preferred Stock.

Preemptive and Conversion Rights

The holders of the Series A Preferred Stock do not have any preemptive or conversion rights.

Other Preferred Stock

Our Articles of Incorporation authorize our Board of Directors to create and provide for the issuance of one or more series of preferred stock, par value $1.00 per share, without the approval of our shareholders. Our Board of Directors can also determine the terms, including the designations, powers, preferences and rights (including conversion, voting and other rights) and the qualifications, limitations or restrictions, of any such series of preferred stock. Currently, 2,000,000 shares of our capital stock are classified as preferred stock under our Articles of Incorporation.

Depositary Agent, Transfer Agent and Registrar

Equiniti Trust Company, LLC is the depositary, transfer agent and registrar for the Series A Preferred Stock. We may, in our sole discretion, remove the depositary in accordance with the agreement between us and the depositary; provided that we will appoint a successor depositary who will accept such appointment prior to the effectiveness of its removal.

Information Rights

During any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act and any shares of the Series A Preferred Stock are outstanding, we will use our best efforts to (i) make available on our website, at www.mstreetbank.com, current information specified in Rule 144(c)(2) under the Securities Act of 1933 and Rule 15c2-11(a)(5)(i) to (xiv) and (xvi) under the Exchange Act; and (ii) promptly, upon request, supply such information to any holder or prospective holder of Series A Preferred Stock.

DESCRIPTION OF OUTSTANDING DEPOSITARY SHARES

General

We have issued depositary shares representing proportional fractional interests in shares of the Series A Preferred Stock. Each depositary share represents a 1/40th interest in a share of the Series A Preferred Stock, and is evidenced by depositary receipts. We have deposited the underlying shares of the Series A Preferred Stock with a depositary pursuant to a deposit agreement among us, Equiniti Trust Company, LLC and the holders from time to time of the depositary receipts evidencing the depositary shares (the “Deposit Agreement”). Subject to the terms of the deposit agreement, each holder of a depositary share is entitled, through the depositary, in proportion to the applicable fraction of a share of Series A Preferred Stock represented by such depositary share, to all the rights and preferences of the Series A Preferred Stock represented thereby, including dividend, voting, redemption and liquidation rights.

References to “holders” of depositary shares mean those persons who own depositary shares registered in their own names on the books that we or the depositary maintain for this purpose, and not indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through DTC.

Equiniti Trust Company, LLC is the depositary, transfer agent and registrar for the depositary shares.

Dividends and Other Distributions

Each dividend on a depositary share is in an amount equal to 1/40th of the dividend declared and payable on the related share of the Series A Preferred Stock.

The depositary distributes any cash dividends or other cash distributions received in respect of the deposited Series A Preferred Stock to the record holders of depositary shares relating to the underlying Series A Preferred Stock in proportion to the number of depositary shares held by such holders. If we make a distribution other than in cash, the depositary will distribute any property received by it to the record holders of depositary shares entitled to those distributions, unless it determines that it is not feasible to make a distribution. In that event, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the record holders of the depositary shares.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series A Preferred Stock.

The amounts distributed to holders of depositary shares are reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.

Redemption of Depositary Shares

If we redeem the Series A Preferred Stock represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Series A Preferred Stock held by the depositary. The redemption price per depositary share is expected to be equal to 1/40th of the redemption price per share payable with respect to the Series A Preferred Stock (or $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Whenever we redeem shares of Series A Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of Series A Preferred Stock so redeemed. If fewer than all of the outstanding depositary shares are redeemed, the depositary will select the depositary shares to be redeemed pro rata or by lot, or in such other manner that the depositary determines to be fair and equitable. The depositary will send notice of redemption to record holders of the depositary receipts not less than 30 and not more than 60 days prior to the date fixed for redemption of the Series A Preferred Stock and the related depositary shares (provided that, if the depositary shares representing the Series A Preferred Stock are held in book-entry form through DTC, the depositary may give such notice in any manner permitted by DTC).

Voting the Series A Preferred Stock

Because each depositary share represents a 1/40th interest in a share of the Series A Preferred Stock, holders of depositary receipts will be entitled to 1/40th of a vote per depositary share under those limited circumstances in which holders of the Series A Preferred Stock are entitled to a vote.

When the depositary receives notice of any meeting at which the holders of the Series A Preferred Stock are entitled to vote, the depositary will send the information contained in the notice to the record holders of the depositary shares relating to the Series A Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series A Preferred Stock, may instruct the depositary to vote the amount of the Series A Preferred Stock represented by the holder’s depositary shares. Insofar as practicable, the depositary will vote the amount of the Series A Preferred Stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Series A Preferred Stock, it will not vote the amount of the Series A Preferred Stock represented by such depositary shares.

Listing of Depositary Shares

The depositary shares are listed on the Nasdaq Capital Market under the symbol “MNSBP.”

Withdrawal of Series A Preferred Stock

Any holder of depositary shares may receive the number of whole shares of Series A Preferred Stock and any money or other property represented by the depositary shares held by such holder after surrendering the depositary receipts representing such depositary shares to the depositary, paying any taxes, governmental charges and fees provided for in the Deposit Agreement and complying with any other requirement of the Deposit Agreement. Holders of depositary shares making these withdrawals will be entitled to receive such whole shares of Series A Preferred Stock, but holders of such whole shares of Series A Preferred Stock will not be entitled to deposit that Series A Preferred Stock under the Deposit Agreement or to receive depositary shares for such Series A Preferred Stock after withdrawal. If the depositary shares surrendered by the holder in connection with withdrawal exceed the number of depositary shares that represent the number of whole shares of Series A Preferred Stock to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of the Deposit Agreement

We may amend the form of depositary receipt evidencing the depositary shares and any provision of the Deposit Agreement at any time and from time to time by agreement with the depositary without the consent of the holders of depositary receipts. However, any amendment that would materially and adversely alter the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the Series A Preferred Stock will not be effective unless the holders of at least a majority of the affected depositary shares then outstanding approve the amendment. We will make no amendment that impairs the right of any holder of depositary shares to receive shares of Series A Preferred Stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. Holders who retain or acquire their depositary receipts after an amendment becomes effective will be deemed to have agreed to the amendment and will be bound by the amended Deposit Agreement.

The Deposit Agreement will automatically terminate if:

●	all outstanding depositary shares have been redeemed; or
●	a final distribution in respect of the Series A Preferred Stock has been made to the holders of depositary receipts in connection with any liquidation, dissolution or winding up of the Company.

We may terminate the Deposit Agreement at any time upon not less than 35 days’ prior notice to the depositary, and the depositary will give notice of that termination to the record holders of all outstanding depositary shares not less than 30 days before the termination date. In the event of such termination, the depositary will deliver or make available for delivery to holders of depositary receipts, upon surrender of such depositary receipts, the number of whole or fractional shares of Series A Preferred Stock as are represented by the depositary shares evidenced by such depositary receipts.

Upon termination of the Deposit Agreement, the depositary will discontinue the transfer of depositary receipts, will suspend the distribution of dividends and will not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement, except that the depositary will continue to collect dividends and other distributions pertaining to Series A Preferred Stock and will continue to deliver Series A Preferred Stock certificates together with such dividends and distributions.

At any time after the expiration of three years from the date of termination, the depositary may sell the Series A Preferred Stock and hold the proceeds of such sale, without interest, for the benefit of the holders of depositary receipts who have not then surrendered their depositary receipts. After making such sale, the depositary will be discharged from all obligations under the Deposit Agreement, except to account for such proceeds.

Charges of Depositary

We pay the charges of the depositary in connection with any redemption of the Series A Preferred Stock at our option and all withdrawals of Series A Preferred Stock by holders of depositary shares as previously agreed between us and the depositary. We also pay all taxes and governmental charges arising solely from the existence of the Deposit Agreement. Holders of depositary shares pay all other transfer fees, taxes and governmental charges and such other charges as are expressly provided in the Deposit Agreement to be for their accounts. All other charges and expenses of the depositary, the registrar, and the transfer agent incident to the performance of their respective obligations arising from the depositary arrangements are paid by us.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its resignation, and we may at any time remove the depositary, with any such resignation or removal taking effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary will be appointed by us within 60 days after delivery of the notice of resignation or removal.

Miscellaneous

The depositary forwards to the holders of the depositary shares all notices and reports from us that we are required to furnish to the holders of the Series A Preferred Stock.

Neither the depositary nor we are liable if it or we are prevented or delayed by law or any circumstances beyond its or our control in performing our respective obligations under the Deposit Agreement. Our obligations and the obligations of the depositary under the Deposit Agreement are limited to the performance of such duties as are set forth in the Deposit Agreement. Neither we nor the depositary are subject to any liability under the Deposit Agreement, other than for bad faith, gross negligence or willful misconduct.

Neither we nor the depositary, the registrar or the transfer agent are obligated to prosecute or defend any legal proceedings in respect of any depositary shares or the Series A Preferred Stock unless a satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or independent accountants, or information provided by persons presenting Series A Preferred Stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTIONS OF OTHER SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our depositary shares, senior and subordinated debt, rights, warrants, and units that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement and free writing prospectus, if any, may add, update, or change the terms and conditions of the securities as described in this prospectus.

Other Depositary Shares

In this section, we describe the general terms and provisions of other depositary shares that we may offer in the future. This summary does not purport to be exhaustive and is qualified in its entirety by reference to the relevant deposit agreement and depositary receipts with respect to any particular other depositary shares. A prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.

We may offer depositary shares representing receipts for fractional interests in preferred stock in the form of depositary shares. Each depositary share would represent a fractional interest in preferred stock and would be represented by a depositary receipt.

The preferred stock underlying the other depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States, which we refer to in this prospectus as the “depository.” We will name the depository in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to the applicable fraction of a share of preferred stock represented by the depositary share, including any dividend, voting, redemption, conversion, and liquidation rights. If necessary, the prospectus supplement will provide a description of U.S. federal income tax consequences relating to the purchase and ownership of the series of depositary shares offered by that prospectus supplement.

Other depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in the preferred stock, you will receive depositary receipts as described in the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depository to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

The description in the applicable prospectus supplement and other offering material of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of the applicable depositary agreement if we offer depositary shares, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read the applicable depositary agreement, the applicable prospectus supplement and any other offering material in their entirety.

Senior and Subordinated Debt Securities

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that we may offer, we will describe the particular terms of any debt securities in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.

We have filed, as exhibits to the registration statement of which this prospectus is a part, the form of indentures pursuant to which the debt securities would be issued and will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of debt security that describes the terms of the particular debt securities we are offering before the issuance of the related debt securities. We may issue debt securities from time to time in one or more distinct series. The debt securities may be senior debt securities or subordinated debt securities. Senior debt securities may be issued under a senior indenture and subordinated debt securities may be issued under a subordinated indenture. If we issue debt securities pursuant to an indenture, we will specify the trustee under such indenture in the applicable prospectus supplement. We will include in a supplement to this prospectus or free writing prospectus, if any, the specific terms of debt securities being offered, including the terms, if any, on which debt securities may be convertible into or exchangeable for common stock, preferred stock or other debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of debt securities and any indentures are summaries of those provisions, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indentures (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or any indenture).

The applicable prospectus supplement or free writing prospectus, if applicable, will set forth the terms of the debt securities or any series thereof, including, if applicable:

•	the title of the debt securities and whether the debt securities will be unsubordinated debt securities or subordinated debt securities;
•	any limit upon the aggregate principal amount of the debt securities;
•	the date or dates on which the principal amount of the debt securities will mature;
•

if the debt securities bear interest, the rate or rates at which the debt securities bear interest, or the method for determining the interest rate, and the date or dates from which interest will accrue;

•	if the debt securities bear interest, the dates on which interest will be payable, or the method for determining such dates, and the regular record dates for interest payments;
•

the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

•	any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;
•	any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;
•

if the currency in which the debt securities will be issuable is United States dollars, the denominations in which any registered securities will be issuable, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;
•

the events of default and covenants relevant to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

•	the name and location of the corporate trust office of the applicable trustee under the indenture for such debt securities;
•	if other than United States dollars, the currency in which the debt securities will be paid or denominated;
•

if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

•	the designation of the original currency determination agent, if any;
•	if the debt securities are issuable as indexed securities, the manner in which the amount of payments of principal, any premium and interest will be determined;
•	if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;
•	any provisions for the satisfaction and discharge or defeasance or covenant defeasance of the indenture under which the debt securities are issued;
•	whether and under what circumstances we will pay additional amounts to non-United States holders in respect of any tax assessment or government charge;
•

whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, and whether the global form shall be permanent or temporary;

•

if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

•	the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;
•	whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;
•	whether the debt securities will be secured or unsecured;
•	whether the debt securities will be convertible and the terms of any conversion provisions;
•	the forms of the debt securities;
•	a discussion of certain United States federal income tax consequences of owning and disposing of the debt securities; and
•	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended.

Unless indicated in a prospectus supplement or related free writing prospectus, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture. We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement or free writing prospectus, if any.

Warrants

We may issue warrants from time to time in one or more series for the purchase of our common stock or preferred stock or any combination of those securities. Warrants may be issued independently or together with any shares of common stock or shares of preferred stock or offered by any prospectus supplement and may be attached to or separate from common stock or preferred stock. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent, or any other bank or trust company specified in the related prospectus supplement relating to the particular issue of warrants. The warrant agent will act as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The specific terms of a series of warrants will be described in the applicable prospectus supplement relating to that series of warrants along with any general provisions applicable to that series of warrants.

The following is a general description of the warrants we may issue. The applicable prospectus supplement will describe the specific terms of any issuance of warrants. The terms of any warrants we offer may differ from the terms described in this prospectus. As a result, we will describe in the prospectus supplement the specific terms of the particular series of warrants offered by that prospectus supplement. Accordingly, for a description of the terms of a particular series of warrants, you should carefully read this prospectus, the applicable prospectus supplement, and the applicable warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus forms a part.

Terms. If warrants are offered by us, the prospectus supplement will describe the terms of the warrants, including the following if applicable to the particular offering:

•	the title of the warrants;
•	the total number of warrants;
•	the number of shares of common stock purchasable upon exercise of the warrants to purchase common stock and the price at which such shares of common stock may be purchased upon exercise;
•	the designation and terms of the preferred stock with which the warrants are issued, and the number of warrants issued with each share of preferred stock;
•	the date on and after which the warrants and the related common stock or preferred stock will be separately transferable;
•	if applicable, the date on which the right to exercise the warrants will commence and the date on which this right will expire;
•	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;
•	a discussion of certain federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and
•	any other terms of the warrants including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants may be exchanged for new warrants of different denominations, may be presented for registration of transfer, and may be exercised at the office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of shares of common stock or shares of preferred stock purchasable upon exercise, including the right to receive payments of dividends, if any, on the shares of common stock or preferred stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Warrants. Each warrant will entitle the holder to purchase a number of shares of common stock or shares of preferred stock at an exercise price as will in each case be set forth in, or calculable from, the prospectus supplement relating to those warrants. Warrants may be exercised at the times set forth in the prospectus supplement relating to the warrants. After the close of business on the expiration date (or any later date to which the expiration date may be extended by us), unexercised warrants will become void. Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement relating thereto, warrants may be exercised by delivery to the warrant agent of the certificate evidencing the warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase shares of common stock or shares of preferred stock purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of the payment and the certificate representing the warrants to be exercised properly completed and duly executed at the office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the shares of common stock or shares of preferred stock purchasable upon such exercise. If fewer than all of the warrants represented by that certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

The description in the applicable prospectus supplement and other offering material of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and the applicable prospectus supplement and any other offering material in their entirety.

Units

In this section, we describe the general terms and provisions of the units that we may offer. We may issue units under one or more unit agreements, each referred to as a unit agreement, to be entered into between us and a bank or trust company, as unit agent. The unit agent will act solely as our agent in connection with the units governed by the unit agreement and will not assume any obligation or relationship of agency or trust for or with any holders of units or interests in those units. We may issue units comprising one or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The applicable prospectus supplement relating to the units we may offer will include specific terms relating to the offering, including, among others: the designation and terms of the units and of the securities comprising the units, and whether and under what circumstances those securities may be held or transferred separately; any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising those units; and whether the units will be issued in fully registered or global form.

The description in the applicable prospectus supplement and other offering material of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement and unit certificate, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement and unit certificate if we offer units, see “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.” We urge you to read the applicable unit certificate and the applicable prospectus supplement and any other offering material in their entirety.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby, from time to time, by one or more of the following methods, or any combination thereof:

•	to or through underwriters or dealers, with or without an underwriting syndicate, for them to offer and sell to the public;
•	directly to one or more purchasers in negotiated purchases or in competitively bid transactions;
•	through designated agents;
•	directly to holders of warrants exercisable for our securities upon the exercise of warrants; or
•	through a combination of any of these methods of sale.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. We will set forth the terms of the offering of securities in a prospectus supplement, including:

•	the name or names of any underwriters, dealers, or agents and the type and amounts of securities underwritten or purchased by each of them;
•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to underwriters or dealers; and
•	any delayed delivery arrangements.

The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions, either:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to the prevailing market prices; or
•	at negotiated prices.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on the NASDAQ Capital Market. Any common stock sold pursuant to a prospectus supplement will be listed on the NASDAQ Capital Market, subject to official notice of issuance. We may elect to list any series of preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

If we use dealers in the sale of securities, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales will be described in the applicable prospectus supplement or free writing prospectus, if any. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. Unless otherwise indicated in a prospectus supplement or related free writing prospectus, if we sell directly, no underwriters, dealers or agents would be involved. We will not make an offer of securities in any jurisdiction that does not permit such an offer.

We may sell the securities through agents from time to time. The prospectus supplement or free writing prospectus, if any, will name any agents involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement or free writing prospectus, if any, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement or free writing prospectus, and the prospectus supplement or free writing prospectus will set forth any commissions or discounts we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

In connection with any offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases of the offered securities or any underlying securities made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on an exchange or admitted for trading on an automated quotation system, in the over-the-counter market, or otherwise.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement or free writing prospectus so indicates in connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or free writing prospectus (or a post-effective amendment).

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Jones Walker LLP, Washington, D.C.

EXPERTS

The consolidated financial statements as of December 31, 2025 and 2024, and for each of the years in the three year period ended December 31, 2025, have been audited by Yount, Hyde & Barbour, P.C., an independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the year ended December 31, 2025, and incorporated in this prospectus by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

$125,000,000

MainStreet Bancshares, Inc.

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Units

PROSPECTUS

___________________ __, 2026

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred, or expected to be incurred, by the Registrant in connection with the registration and issuance of the securities being registered hereunder. As indicated below, all amounts shown are estimates except for the SEC registration fee.

SEC Registration Fee		$17,262.50
Printing Expenses	$	*
Accounting Fees and Expenses	$	*
Legal Fees and Expenses	$	*
Blue Sky Fees and Expenses	$	*
Transfer Agent Fees and Expenses	$	*
Trustee Fees and Expenses	$	*
Miscellaneous	$	*

Total		*

*Fees will depend on the securities offered, the number of issuances and the nature of offerings, and cannot be estimated at this time.

Item 15. Indemnification of Officers and Directors

The Virginia Stock Corporation Act provides that in any proceeding brought by or in the right of a corporation or brought by or on behalf of shareholders of the corporation, the damages assessed against an officer or director arising out of a single transaction, occurrence or course of conduct may not exceed the lesser of (a) the monetary amount, including the elimination of liability, specified in the articles of incorporation or, if approved by the shareholders, in the bylaws as a limitation on or elimination of the liability of the officer or director, or (b) the greater of (i) $100,000 or (ii) the amount of cash compensation received by the officer or director from the corporation during the 12 months immediately preceding the act or omission for which liability was imposed. The liability of an officer or director is not limited under the Virginia Stock Corporation Act or a corporation’s articles of incorporation and bylaws if the officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law.

A Virginia corporation generally is authorized to indemnify its directors and officers in civil and criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Virginia Stock Corporation Act requires such indemnification when a director or, unless limited by a corporation’s articles of incorporation, officer entirely prevails in the defense of any proceeding to which he or she was a party because he or she is or was a director or officer of the corporation, and further provides that a corporation may make any other or further indemnity (including indemnity to a proceeding by or in the right of the corporation), and may make additional provision for advances and reimbursement of expenses, if authorized by its articles of incorporation or shareholder-adopted bylaw or resolution, except an indemnity against willful misconduct or a knowing violation of the criminal law. The Virginia Stock Corporation Act establishes a statutory limit on liability of officers and directors of a corporation for damages assessed against them in a suit brought by or in the right of the corporation or brought by or on behalf of shareholders of the corporation and authorizes a corporation to specify a lower monetary limit on liability (including the elimination of liability for monetary damages) in the corporation’s articles of incorporation or bylaws; however, the liability of an officer or director will not be limited if such officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law.

As permitted by the Virginia Stock Corporation Act, our Articles of Incorporation contain provisions that indemnify our directors and officers to the full extent permitted by Virginia law and eliminate the personal liability of our directors and officers for monetary damages to us or our shareholders for breach of their fiduciary duties, except to the extent that the Virginia Stock Corporation Act prohibits indemnification or elimination of liability. These provisions do not limit or eliminate the rights of us or any shareholder to seek an injunction or any other non-monetary relief in the event of a breach of a director’s or officer’s fiduciary duty. Furthermore, these provisions apply only to claims against a director or officer arising out of his or her role as a director or officer and do not relieve a director or officer from liability if he or she engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law. In addition, our Articles of Incorporation provide for the indemnification of both directors and officers for expenses that they incur in connection with the defense or settlement of claims asserted against them in their capacities as directors and officers. This right of indemnification extends to judgments or penalties assessed against them. We have limited our exposure to liability for indemnification of directors and officers by purchasing directors and officers liability insurance coverage.

The rights of indemnification provided in our Articles of Incorporation are not exclusive of any other rights that may be available under any insurance or other agreement, by vote of shareholders or disinterested directors or otherwise.

Item 16. Exhibits

The following exhibits are filed with or incorporated by reference into this registration statement:

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement (1)

3.1	Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report, as amended, on Form 10-K/A filed on August 1, 2025)

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 16, 2023)

4.1

 Specimen certificate representing the Registrant’s common stock, par value $4.00 per share (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 10 filed with the SEC on February 15, 2019)

4.2

 Description of the Registrant’s securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K filed on March 23, 2021)

4.3	Form of Deposit Agreement, including form of Depositary Receipt (1)

4.4	Form of Indenture for Senior Indebtedness*

4.5	Form of Indenture for Subordinated Indebtedness*

4.6	Form of Senior Debt Security (1)

4.7	Form of Subordinated Debt Security (1)

4.8	Form of Common Stock Warrant Agreement (1)

4.9	Form of Preferred Stock Warrant Agreement (1)

4.10	Specimen Certificate for Preferred Stock (1)

4.17	Form of Unit Certificate (1)

5.1	Opinion of Jones Walker LLP*

8.1	Opinion of Jones Walker LLP as to Tax Matters (1)

23.1	Consent of Yount, Hyde & Barbour, P.C.*

23.2	Consent of Jones Walker LLP (contained in its opinion filed as Exhibit 5.1)*

24.1	Power of attorney (set forth on the signature page to this Registration Statement)*

25.1	Form T-1 Statement of Eligibility of Trustee to act as Trustee under the Indenture for Senior Indebtedness (2)

25.2	Form T-1 Statement of Eligibility of Trustee to act as Trustee under the Indenture for Subordinated Indebtedness (2)

107	Filing Fee Table*

Certain schedules, exhibits and appendices have been omitted pursuant to Item 601(a)(5). We will furnish the omitted schedules, exhibits and appendices to the SEC upon request. _______________________
*Filed herewith.
(1) To be filed, if necessary, by an amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

(2)	To be filed separately, if necessary, electronically under 305B2.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)      That, for purposes of determining any liability under the Securities Act, (i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of the registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(9)    To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“TIA”) in accordance with the rules and regulations promulgated by the SEC under Section 305(b)(2) of the TIA.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Jeff W. Dick and Richard A. Vari, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all supplements and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, MainStreet Bancshares, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax, Virginia on May 15, 2026.

MAINSTREET BANCSHARES, INC.

By:	/s/ Jeff W. Dick
Jeff W. Dick
Chairman of the Board, President and Chief Executive Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/ Jeff W. Dick
Jeff W. Dick	Chairman of the Board, President and Chief Executive Officer	May 15, 2026
/s/ Richard A. Vari
Richard A. Vari	Executive Vice President and Chief Financial Officer	May 15, 2026
/s/ Thomas J. Chmelik
Thomas J. Chmelik	Senior Executive Vice President and Secretary	May 15, 2026
/s/ Charles C. Brockett
Charles C. Brockett	Director	May 15, 2026
/s/ Elizabeth S. Bennett
Elizabeth S. Bennett	Director	May 15, 2026
/s/ Rafael E. DeLeon
Rafael E. DeLeon	Director	May 15, 2026
/s/ Russell Echlov
Russell Echlov	Director	May 15, 2026
/s/ Darrell Green
Darrell Green	Director	May 15, 2026
/s/ Paul Thomas Haddock
Paul Thomas Haddock	Director	May 15, 2026
/s/ Patsy I. Rust
Patsy I. Rust	Director	May 15, 2026
/s/ Terry M. Saeger
Terry M. Saeger	Director	May 15, 2026
/s/ Wendy A. Hall
Wendy A. Hall	Director	May 15, 2026